INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-63343 of FINOVA Capital Corporation on Form S-3 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of FINOVA Capital Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP
March 25, 1997